SIGNIFICANT SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

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                                                                              JURISDICTION OF
                                   NAME                                        INCORPORATION
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CooperSurgical, Inc........................................................   Delaware
 PCI GmbH...................................................................  Germany
CooperVision, Inc..........................................................   New York
 CoastVision, Inc...........................................................  California
 CooperVision Pharmaceuticals, Inc..........................................  Delaware
CooperVision Inc...........................................................   Canada
CooperVision Contact Lens Insurance Agency, Inc............................   New York
Optics Cayman Islands Insurance Ltd........................................   Cayman Islands
Hospital Group of America, Inc.............................................   Delaware
 Hospital Group of Delaware, Inc............................................  Delaware
 Hospital Group of Illinois, Inc............................................  Illinois
 Hospital Group of New Jersey, Inc..........................................  New Jersey
  Hampton Learning Center, Inc............................................... New Jersey
PSG Management, Inc........................................................   Delaware
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